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                                                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-61893), (No. 333-30219), (No. 333-96774), (No. 333-42959) and (No.
333-03247) on Form S-8 of Harbinger Corporation of our reports dated February 5, 1999, relating to the consolidated balance sheets of Harbinger Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the 1998 Annual Report on Form 10-K of Harbinger Corporation.

Our reports dated February 5, 1999, which included reference to other auditors with respect to 1996, as they related to the 1996 financial statements of Premenos Technology Corp. and subsidiaries, which are included in the consolidated financial statements of Harbinger Corporation, are based solely on the report of the other auditors as it relates to the amounts included for Premenos Technology Corp. and subsidiaries for 1996.




                                            /s/ KPMG LLP


Atlanta, Georgia
March 26, 1999